UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6312 S. Fiddler’s Green Circle, Suite 200N Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 846-6000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other	Events

On January 11, 2006, Red Robin Gourmet Burgers, Inc. (the “Company”) issued a press release announcing that Annita M. Menogan has been appointed as the Company’s vice president and general counsel. A copy of the press release issued January 11, 2006 by the Company is attached as Exhibit 99.1 to this Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Ms. Menogan, 51, was appointed to the position of Vice President and General Counsel of the Company effective as of January 9, 2006. Prior to joining the Company, Ms. Menogan was most recently the vice president, secretary and deputy general counsel for Molson Coors Brewing Company in Denver and Montreal, Quebec. Prior to that, she served as a partner in the law firm of Dorsey & Whitney, a global firm based in Minneapolis, with expertise in mergers and acquisitions, and general corporate and securities practice. Ms. Menogan has held leadership positions with several Colorado legal and community organizations.

Ms. Menogan does not have any family relationships with any of the directors, executive officers, or any people nominated or chosen by the Company to become a director or executive officer. Ms. Menogan is not a party to any transaction described in Item 404(a) of Regulation S-K.

ITEM 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Red Robin Gourmet Burgers, Inc., Press Release, dated January 11, 2006

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROBIN GOURMET BURGERS, INC., a Delaware corporation

Date: January 11, 2006	By:	/s/ Dennis B. Mullen
Chairman and Chief Executive Officer